Illumina, Inc.
Preliminary Results of Operations - Non-GAAP
(unaudited)

Our performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the preliminary results set forth below. Some of the factors that could affect our financial results are included from time to time in the public reports filed with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended January 2, 2022 filed with the SEC on February 18, 2022, Form 10-Q for the fiscal quarter ended April 3, 2022, Form 10-Q for the fiscal quarter ended July 3, 2022, and Form 10-Q for the fiscal quarter ended October 2, 2022. We assume no obligation to update any forward-looking statements or information.
The preliminary unaudited information included in the tables below is approximate and subject to change. We will report our fourth quarter and full year fiscal 2022 results in February.
CONSOLIDATED RECONCILIATION BETWEEN PRELIMINARY GAAP AND NON-GAAP OPERATING MARGIN:

Fiscal Year 2022
Preliminary GAAP operating margin	(91.2)%
Amortization of acquired intangible assets	3.9
Acquisition-related expenses (b)	2.8
Goodwill impairment (c)	85.5
Restructuring (d)	0.7
Contingent consideration liabilities (e)	(4.5)
Legal contingency and settlement (f)	13.2
Preliminary non-GAAP operating margin (a)	10.4%
CORE ILLUMINA RECONCILIATION BETWEEN PRELIMINARY GAAP AND NON-GAAP OPERATING MARGIN:

	Fourth Quarter 2022	Fiscal Year 2022
Preliminary GAAP operating margin - Core Illumina	6.8%	10.6%
Amortization of acquired intangible assets	1.4	0.9
Acquisition-related expenses (b)	2.7	2.5
Restructuring (d)	2.9	0.7
Contingent consideration liabilities (e)	2.4	(4.5)
Legal contingency and settlement (f)	0.5	13.3
Preliminary non-GAAP operating margin - Core Illumina (a)	16.7%	23.5%
CORE ILLUMINA RECONCILIATION BETWEEN PRELIMINARY GAAP AND NON-GAAP GROSS MARGIN:

Fiscal Year 2022
Preliminary GAAP gross margin - Core Illumina	68%
Amortization of acquired intangible assets	1
Preliminary non-GAAP gross margin - Core Illumina (a)	69%
(a) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP gross margin and non-GAAP operating margin exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance, including in the non-GAAP measures related to our Core Illumina segment.

(b) Amounts consist primarily of legal expenses related to our acquisitions.
(c) Amount consists of goodwill impairment recorded in Q3 2022 related to our GRAIL reporting unit.
(d) Amounts consist primarily of employee severance costs and a lease impairment charge related to the restructuring event that occurred in Q4 2022.
(e) Amounts consist primarily of fair value adjustments for our contingent consideration liability related to the GRAIL acquisition.
(f) Amounts consist of litigation contingency and settlement expense of $145 million related to the settlement of our litigation with BGI and an accrual of $458 million for the potential fine that the European Commission may impose on us of up to 10% of our consolidated annual revenues.

CONSOLIDATED RECONCILIATION BETWEEN PRELIMINARY GAAP AND NON-GAAP TAX RATE:

	Fiscal Year 2022
	Current (b)	If repealed (c)
Preliminary GAAP tax rate	(2)%	1%
Non-GAAP tax adjustments (a)	33	7
Preliminary non-GAAP tax rate	31%	8%
(a) Non-GAAP tax adjustments reflect the tax impact related to preliminary non-GAAP adjustments, the impact of GRAIL pre-acquisition net operating losses on GILTI and the utilization of U.S. foreign tax credits, and the difference between book and tax accounting related to stock-based compensation cost.
(b) Amounts assume that the existing R&D capitalization requirements are not repealed retroactive to 2022 and, as a result, reflect an impact of approximately $100 million.
(c) Amounts assume that the existing R&D capitalization requirements are repealed retroactive to 2022.